Exhibit 99.1

POTBELLY CORPORATION

REPORTS RESULTS FOR THIRD FISCAL QUARTER 2015;

TOTAL REVENUES INCREASED 13.4%;

COMPANY-OPERATED SAME STORE SALES INCREASED 3.7%;

COMPANY EXPECTED TO ENTER CALIFORNIA MARKET UNDER FRANCHISE MODEL

Chicago, IL, November 3, 2015– Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the third fiscal quarter ended September 27, 2015.

Key highlights for the thirteen weeks ended September 27, 2015 compared to the thirteen weeks ended September 28, 2014 include:

•	Total revenues increased 13.4% to $96.0 million from $84.7 million.
•	Company-operated comparable store sales increased 3.7%.
•	Fourteen new shops opened, including eleven company-operated shops and three franchised shops. Potbelly opened its first franchise shop in the United Kingdom.
•	Adjusted EBITDA decreased 2.5% to $10.8 million from $11.0 million.
•	Adjusted net income attributable to Potbelly Corporation decreased to $2.2 million, or $0.08 per diluted share, from adjusted net income of $2.8 million, or $0.09 per diluted share.
•	GAAP net income attributable to Potbelly Corporation was $1.4 million, or $0.05 per diluted share, compared to net income of $1.9 million, or $0.06 per diluted share.

Key highlights for the thirty-nine weeks ended September 27, 2015 compared to the thirty-nine weeks ended September 28, 2014 include:

•	Total revenues increased 14.7% to $277.8 million from $242.2 million.
•	Company-operated comparable store sales increased 4.6%.
•	Thirty-two new shops opened, including twenty-eight company-operated shops and four franchised shops. Potbelly opened its first franchise shop in the United Kingdom.
•	Adjusted EBITDA increased 12.4% to $30.8 million from $27.4 million.
•	Adjusted net income attributable to Potbelly Corporation increased to $5.9 million, or $0.20 per diluted share, from adjusted net income of $5.0 million, or $0.16 per diluted share.
•	GAAP net income attributable to Potbelly Corporation was $4.4 million, or $0.15 per diluted share, compared to net income of $3.7 million, or $0.12 per diluted share.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “We made solid progress executing our priorities during the third quarter and this is reflected in our top-line performance. We generated revenue of $96.0 million, an increase of 13.4%, and company-operated same store sales growth of 3.7%. This was our fourth consecutive quarter of solid sales growth. We are pleased with our strong revenue and same store sales growth trends, and are focused on driving flow-through of our positive top-line growth to the bottom line. Our strong culture and values provide us with the foundation to effectively execute our growth strategies. We remain committed to our long-term goals and confident in the fundamentals of the business.”

Lewis continued, “We are executing our new unit development plan and bringing Potbelly to new neighborhoods. During the third quarter, we opened 11 new company-operated shops and opened two domestic franchise shops. I am thrilled to announce that our board of directors has approved for Potbelly to expand into the state of California as a franchise-only strategy over time. We expect our franchisees to be strong multi-unit brand ambassadors.”

2015 Outlook

For the full fiscal year of 2015, management currently expects:

•	Company-operated comparable store sales growth of approximately 4%;
•	48 – 55 total new shop openings, including 40 – 45 company-operated shop openings;
•	An effective tax rate that is expected to range from 39% to 40%;
•	Adjusted net income of approximately $8 million;
•	Full-year diluted earnings per share to range from $0.27 to $0.28; and
•	Comparable adjustments to net income as discussed in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, November 3, 2015
Time:	5:00 p.m. Eastern time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13622373

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern time on Tuesday, November 3, 2015 through midnight Tuesday, November 10, 2015. To access the replay, please call 877-870-5176 (U.S. & Canada) or 858-384-5517 (International) and enter confirmation code 13622373. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and our franchisees operate over 30 shops domestically, in the Middle East and in the United Kingdom. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•

Adjusted EBITDA – represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•

Adjusted net income – represents net income (loss), excluding impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with moving our corporate headquarters.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q , all of which are available on our website at www.potbelly.com .

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 27,		September 28,		September 27,		September 28,
	2015		2014		2015		2014
Revenues
Sandwich shop sales, net	$95,564	99.5%	$84,340	99.6%	$276,527	99.6%	$241,131	99.6%
Franchise royalties and fees	475	0.5	335	0.4	1,229	0.4	1,045	0.4
Total revenues	96,039	100.0	84,675	100.0	277,756	100.0	242,176	100.0
Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	27,256	28.4	24,044	28.4	78,854	28.4	69,066	28.5
Labor and related expenses	27,663	28.8	23,772	28.1	79,415	28.6	68,637	28.3
Occupancy expenses	11,855	12.3	10,467	12.4	34,741	12.5	30,629	12.6
Other operating expenses	10,501	10.9	8,847	10.4	30,128	10.8	25,696	10.6
General and administrative expenses	9,232	9.6	7,623	9.0	27,706	10.0	24,310	10.0
Depreciation expense	5,510	5.7	5,039	6.0	15,949	5.7	14,540	6.0
Pre-opening costs	510	0.5	314	0.4	1,587	0.6	839	0.3
Impairment and loss on disposal of property and equipment	1,133	1.2	1,315	1.6	1,965	0.7	2,192	0.9
Total expenses	93,660	97.5	81,421	96.2	270,345	97.3	235,909	97.4
Income from operations	2,379	2.5	3,254	3.8	7,411	2.7	6,267	2.6
Interest expense, net	56	0.1	42	0.0	180	0.1	124	0.1
Income before income taxes	2,323	2.4	3,212	3.8	7,231	2.6	6,143	2.5
Income tax expense	866	0.9	1,260	1.5	2,780	1.0	2,476	1.0
Net income	1,457	1.5	1,952	2.3	4,451	1.6	3,667	1.5
Net income attributable to non- controlling interests	56	0.1	5	0.0	58	0.0	11	0.0
Net income attributable to Potbelly Corporation	$1,401	1.5%	$1,947	2.3%	$4,393	1.6%	$3,656	1.5%

Net income per common share attributable to common shareholders:
Basic	$0.05		$0.07		$0.15		$0.12
Diluted	$0.05		$0.06		$0.15		$0.12
Weighted average common shares outstanding:
Basic	27,850,394		29,358,822		28,450,063		29,284,058
Diluted	28,369,775		30,044,456		29,137,537		30,463,093

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Net income attributable to Potbelly Corporation, as reported	$1,401	$1,947	$4,393	$3,656
Impairment and closures(1)	1,231	1,421	2,517	2,284
Tax benefit of impairment and closures(2)	(465)	(584)	(967)	(939)
Adjusted net income attributable to Potbelly Corporation	$2,167	$2,784	$5,943	$5,001

Net income attributable to Potbelly Corporation per share, basic	$0.05	$0.07	$0.15	$0.12
Net income attributable to Potbelly Corporation per share, diluted	$0.05	$0.06	$0.15	$0.12

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.08	$0.09	$0.21	$0.17
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.08	$0.09	$0.20	$0.16

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	27,850,394	29,358,822	28,450,063	29,284,058
Diluted	28,369,775	30,044,456	29,137,537	30,463,093

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Net income attributable to Potbelly Corporation, as reported	$1,401	$1,947	$4,393	$3,656
Depreciation expense	5,510	5,039	15,949	14,540
Interest expense, net	56	42	180	124
Income tax expense	866	1,260	2,780	2,476
Impairment and closures(3)	1,231	1,421	2,347	2,284
Pre-opening costs(4)	510	314	1,587	839
Stock-based compensation	667	581	1,795	2,022
Public company costs(5)	529	442	1,792	1,487
Adjusted EBITDA	$10,770	$11,046	$30,823	$27,428

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Income from operations	$2,379	$3,254	$7,411	$6,267
Less: Franchise royalties and fees	475	335	1,229	1,045
General and administrative expenses	9,232	7,623	27,706	24,310
Depreciation expense	5,510	5,039	15,949	14,540
Pre-opening costs	510	314	1,587	839
Impairment and loss on disposal of property and equipment	1,133	1,315	1,965	2,192
Shop-level profit [Y]	$18,289	$17,210	$53,389	$47,103
Total revenues	$96,039	$84,675	$277,756	$242,176
Less: Franchise royalties and fees	475	335	1,229	1,045
Sandwich shop sales, net [X]	$95,564	$84,340	$276,527	$241,131
Shop-level profit margin [Y÷X]	19.1%	20.4%	19.3%	19.5%

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	358	319	358	319
Franchise shops, end of period	31	26	31	26
Revenue Data:
Company-operated comparable store sales	3.7%	0.5%	4.6%	-1.1%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and thirty-nine weeks ended September 27, 2015, include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses, as well as pre-opening for the occupancy-related costs.

(2)

For the thirteen weeks ended September 27, 2015 and September 28, 2014, the tax benefit associated with impairment and closures is based on effective tax rates of 37.8% and 41.1%, respectively. For the thirty-nine weeks ended September 27, 2015 and September 28, 2014, the tax benefit associated with impairment and closures is based on the Company’s annual pro-forma effective tax rates of 38.4% and 41.1%, respectively.

(3)

This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations. Additionally, the thirteen and thirty-nine weeks ended September 27, 2015 include costs associated with the Company moving its corporate headquarters, which are recorded in the consolidated statement of operations in general and administrative expenses.

(4)

Pre-opening costs are expensed as incurred and primarily consist of travel, employee payroll and training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening. Additionally, the thirty-nine weeks ended September 27, 2015 includes pre-opening rent for the new corporate office location of $0.2 million.

(5)	This adjustment includes on-going public company costs, which primarily consist of legal and accounting fees.